                                                                    Exhibit 99.3

                                 GoTo.com, Inc.

          Unaudited Pro Forma Condensed Combined Financial Information

                                    Overview

   On January 31, 2000, GoTo.com, Inc. (GoTo) acquired Cadabra Inc. (Cadabra), an online comparison shopping service. Pursuant to the Agreement and Plan of Reorganization, GoTo acquired all of the outstanding shares of capital stock and assumed all outstanding options to acquire shares of capital stock of Cadabra, for $8 million in cash and 3,283,672 shares of GoTo common stock, including 214,833 shares to be issued upon exercise of options assumed by GoTo.com. The acquisition was accounted for as a purchase. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as determined by GoTo at the date of the acquisition. The total purchase price of the acquisition was approximately $263.1 million and consisted of cash of $8 million; GoTo common stock of $252.5 million valued at the closing price of GoTo's common stock on the date the acquisition exchange ratio was set, net of expected proceeds from the exercise of Cadabra stock options assumed by GoTo; and acquisition costs of $2.6 million, primarily for investment banking, legal and accounting services.


   The following unaudited pro forma condensed combined balance sheet as of December 31, 1999 gives effect to the acquisition of Cadabra as if it had occurred on December 31, 1999, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the acquisition of Cadabra as if it had occurred as of January 1, 1999.


   The unaudited pro forma condensed combined information is for illustrative purposes only and reflects certain estimates and assumptions regarding the transactions as described in the notes to unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based on the historical financial statements of GoTo and Cadabra, and should be read in conjunction with those financial statements and related notes. The unaudited pro forma condensed combined balance sheet and statement of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the transactions been in effect as of the beginning of the period presented and should not be construed as being representative of future financial position or operating results.

                                 GoTo.com, Inc.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of December 31, 1999
                                 (in thousands)


                                                                                           Pro Forma           Pro Forma
                                                            GoTo.com      Cadabra         Adjustments           Combined
                                                           ----------    ---------       -------------         ---------
Assets
Current assets:
  Cash and cash equivalents............................    $  11,914     $  5,018        $          --         $  16,932
  Short-term investments...............................       93,409           --               (8,000)(a)        85,409
  Accounts receivable, net.............................        2,927           52                   --             2,979
  Prepaid expenses and other...........................          851          110                  (88)(b)           873
  Prepaid marketing expenses...........................        2,034           --                   --             2,034
                                                           ---------     --------        -------------         ---------
Total current assets...................................      111,135        5,180               (8,088)          108,227
Property and equipment:
  Furniture and fixtures...............................        1,923          130                   --             2,053
  Computer hardware....................................        9,036          380                   --             9,416
  Computer software....................................        4,234           95                   --             4,329
                                                           ---------     --------        -------------         ---------
                                                              15,193          605                   --            15,798
  Accumulated depreciation and amortization............       (2,490)        (162)                  --            (2,652)
                                                           ---------     --------        -------------         ---------
                                                              12,703          443                   --            13,146
Goodwill...............................................           --           --              244,501 (a)       244,501
Intangible assets......................................           --           --                6,035 (a)         6,035
Long-term investments..................................        4,932           --                   --             4,932
Other assets...........................................          742          101                 (721)(c)           122
                                                           ---------     --------        -------------         ---------
Total assets...........................................    $ 129,512     $  5,724        $     241,727         $ 376,963
                                                           =========     ========        =============         =========
Liabilities And Stockholders' Equity
Current liabilities:
  Accounts payable ....................................    $  10,465     $    517        $          --         $  10,982
  Accrued expenses ....................................        2,562          193                1,879 (c)         4,634
  Deferred revenue ....................................        2,058           --                  (88)(b)         1,970
  Current portion of debt .............................          131           --                   --               131
  Current portion of capital lease obligations ........          754           --                   --               754
                                                           ---------     --------        -------------         ---------
Total current liabilities .............................       15,970          710                1,791            18,471
Long-term capital lease obligations ...................          768           --                   --               768
Convertible redeemable preferred stock ................           --        7,704               (7,704)(d)            --
Stockholders' equity:
  Convertible preferred stock .........................           --        1,498               (1,498)(d)            --
  Common stock ........................................            5       15,500              (15,500)(d)             5
  Additional paid-in capital on common stock ..........      158,799           --                   --           411,299
                                                                  --           --              252,500 (a)
  Deferred compensation, net ..........................       (2,584)     (11,446)              11,446 (d)        (2,584)
  Accumulated deficit .................................      (43,405)      (8,242)               8,242 (d)       (43,405)
                                                                                                (7,550)(a)        (7,550)
  Unrealized losses on short-term and
    long-term investments .............................          (41)          --                   --               (41)
                                                           ---------     --------        -------------         ---------
Total stockholders' equity ............................      112,774       (2,690)             247,640           357,724
                                                           ---------     --------        -------------         ---------
Total liabilities and stockholders' equity ............    $ 129,512     $  5,724        $     241,727         $ 376,963
                                                           =========     ========        =============         =========

See accompanying notes.

                                 GoTo.com, Inc.


         Unaudited Pro Forma Condensed Combined Statement of Operations
                      For the Year Ended December 31, 1999
                    (In thousands, except per share amounts)

                                                                                          Pro Forma       Pro Forma
                                                                   GoTo.com    Cadabra   Adjustments       Combined
                                                                  ---------   ---------  -----------     -----------
Revenue ......................................................    $  26,809   $     48    $     (112)(e)  $   26,745
Cost of revenue ..............................................        6,213        108            --           6,321
                                                                  ---------   --------   -----------     -----------
Gross profit .................................................       20,596        (60)         (112)         20,424
Operating expenses:
  Marketing, sales and services ..............................       34,459        499          (112)(e)      34,846
  General and administrative .................................       12,467      1,224            --          13,691
  Product development ........................................        3,689      2,078            --           5,767
  Amortization of goodwill ...................................           --         --        81,500 (f)      81,500
  Amortization of intangible assets ..........................           --         --         2,012 (g)       2,012
  Amortization of deferred compensation ......................        3,585      3,420            --           7,005
                                                                  ---------   --------   -----------     -----------
                                                                     54,200      7,221        83,400         144,821
                                                                  ---------   --------   -----------     -----------
Loss before provision for income taxes........................      (33,604)    (7,281)      (83,512)       (124,397)
Other income:
  Government grant ...........................................           --        580            --             580
  Interest income ............................................        3,777        202          (440)(h)       3,539
  Other income ...............................................          566         --            --             566
                                                                  ---------   --------   -----------     -----------
Other income .................................................        4,343        782          (440)          4,685
Loss before provision for income taxes .......................      (29,261)    (6,499)      (83,952)       (119,712)
Provision for income taxes ...................................            1          1            --               2
                                                                  ---------   --------   -----------     -----------
Net loss .....................................................    $ (29,262)  $ (6,500)   $  (83,952)     $ (119,714)
                                                                  =========   ========   ===========     ===========

Pro forma net loss per share..................................    $   (0.77)                              $    (2.96)
Historical basic and diluted net loss per share...............    $   (1.04)                              $    (3.93)
Weighted average shares used to compute
  pro forma net loss per share................................       38,219                    2,230 (i)      40,449
Weighted average shares used to compute
  historical basic and diluted net loss per share.............       28,207                    2,230 (i)      30,437

See accompanying notes.

                                 GoTo.com, Inc.


                     Notes To Unaudited Pro Forma Condensed
                         Combined Financial Information


   Pro forma adjustments giving effect to the acquisition of Cadabra in the unaudited pro forma condensed combined balance sheet as of December 31, 1999, reflect the following:


     (a) Allocation of purchase consideration to the fair value of net tangible assets, identified intangible assets, and in-process research and development acquired as illustrated below (in thousands):

            Estimated acquisition cost:
              Cash (converted from short-term investments).....   $  8,000
              Stock.............................................   252,500
              Acquisition expenses..............................     2,600
                                                                  --------
              Total estimated acquisition cost..................  $263,100
                                                                  ========
            Purchase price allocation:
              Fair value of net tangible assets.................  $  5,014
              In-process research and development...............     7,550
              Identified intangible assets......................     6,035
              Goodwill..........................................   244,501
                                                                  --------
              Total purchase price allocation...................  $263,100
                                                                  ========

     The projects identified as in-process research and development are those that are currently underway, that will require additional effort to establish technological feasibility and have no alternative future use. The projects are expected to add features that will enhance the Web site scraping ability and operating capability of the service. At the acquisition date, these projects were approximately 80 percent complete and will require additional expected costs of approximately $2.0 million to complete these projects, consisting principally of personnel related costs. These projects are expected to be completed during fiscal year 2000. To determine the value of in-process research and development, the expected future cash flows, including costs to reach technological feasibility, were discounted at an after-tax rate of 25 percent, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. GoTo obtained an independent expert's appraisal to derive the purchase price allocation. The resulting valuation of $7.6 million will be expensed immediately following the acquisition. The effect of the write-off of in-process research and development is reflected in the unaudited pro forma condensed combined balance sheet as an increase to accumulated deficit; however, the unaudited pro forma condensed combined statement of operations does not reflect this charge.


     Identified intangible assets consist of developed technology of $5.5 million and assembled workforce of $585,000. To determine the value of developed technology, the expected future cash flows attributable to existing technology were discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The value of the assembled work force was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. GoTo obtained an independent expert's appraisal to derive the purchase price allocation. Identified intangible assets will be amortized on a straight-line basis over three years.


     For purposes of the unaudited pro forma condensed combined financial information above, amounts allocated to goodwill are based on the estimated fair value of assets acquired and liabilities as of December 31, 1999. The estimated fair value of the net tangible assets as of the acquisition closing date of January 31, 2000, was $4.4 million, which resulted in an allocation of goodwill in an amount of $245.1 million. Goodwill will be amortized on a straight-line basis over a period of three years.


     (b) Elimination of intercompany prepaid expenses and deferred revenue.


     (c) Accrual and reclassification of estimated acquisition costs of $2.6 million.


     (d) Elimination of Cadabra's stockholders' equity, including convertible redeemable preferred stock, convertible preferred stock and deferred compensation.

     Pro forma adjustments giving effect to the acquisition of Cadabra in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999, reflect the following:


       (e)  Elimination of intercompany revenue and expense.


       (f) Amortization of goodwill from the Cadabra acquisition on a straight-line basis over three years.


       (g) Amortization of identified intangible assets from the Cadabra acquisition on a straight-line basis over three years.


       (h) Imputed decrease in interest income resulting from pro forma decrease in short-term investments that would have resulted from the $8 million acquisition payment calculated at GoTo's average rate of return on short-term investments for the year.


       (i) Increase to the denominator in the loss per share calculation is based on approximately 2,229,802 shares of GoTo common stock as calculated below. The effect of outstanding stock options and unvested stock are excluded from the calculation of pro forma net loss per share and historical basic and diluted net loss per share as their inclusion would be antidilutive.

                                                                Shares
                                                              ----------
                  Total GoTo common stock..................    3,283,672
                  Unissued shares related to options.......     (214,833)
                  Unvested GoTo common stock...............     (839,037)
                                                              ----------
                                                               2,229,802
                                                              ==========